UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On June 6, 2008, Las Vegas Gaming, Inc. (the “Company”) began selling shares of its Series H Convertible Preferred Stock to accredited investors as part of a private placement (the “Private Placement”).   The total number shares of Series H Convertible Preferred Stock to be sold in the Private Placement will be up to 1,000,000 shares at $5.00 per share for an aggregate purchase price of $5,000,000.  As of June 12, 2008, the Company had sold 65,000 shares of Series H Convertible Preferred Stock for an aggregate purchase price of $325,000.  There has not been and will not be any underwriting discounts or commissions as part of the sale of Series H Convertible Preferred Stock.

The Company previously filed a Certificate of Designation for the Series H Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State on May 23, 2008. The Company subsequently filed a Form 8-K with the Securities and Exchange Commission on May 28, 2008, which included the Certificate of Designation as Exhibit 3.1.

Conversion Rights

At any time and from time to time, a holder of Series H Convertible Preferred Stock may convert its shares into shares of the Company’s Common Stock Series A at the rate of (a) the lower of (i) two dollars and fifty cents ($2.50) or (ii) seventy percent (70%) of the IPO Price (defined below) for (b) one share of Common Stock Series A (the “Conversion Rate”), where no additional payment shall be required.  As used herein, the term “IPO Price” shall mean the per share price to the public of any common shares offered by the Company that in the aggregate results in capital in excess of $10.0 million being raised and the shares of a class of the Company’s common stock being listed and traded on a national stock exchange.  The Conversion Rate is subject to adjustment as provided in the Certificate of Designation, and the ability of a holder of shares of Series H Convertible Preferred Stock to convert their shares is subject to the limitation that such holder may not beneficially own more than 4.99% of the Company’s outstanding voting power after the conversion.

Priority Upon Liquidation, Dissolution or Winding Up of the Company

With respect to rights upon liquidation, dissolution or winding up of the Company, the Series H Convertible Preferred Stock ranks:  (1) senior to (a) all classes or series of the Company’s common stock and (b) any future equity securities issued by the Company, the terms of which specifically provide that such equity securities rank junior to the Series H Convertible Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Company; and (2) junior to (a) all existing and future indebtedness of the Company, (b) the Company’s Series A, Series B, Series C, Series D, Series E, Series F and Series G Convertible Preferred Stock, and (c) any future equity securities issued by the Company the terms of which do not specifically provide that they are senior to or at parity with the Series H Convertible Preferred Stock.

Dividend Rights

The Series H Convertible Preferred Stock carries no dividend rights.

Exemption from Registration

The shares of Series H Convertible Preferred Stock have been issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, as the offering is not a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: June 12, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer